UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

On August 8, 2023, Ares Industrial Real Estate Income Trust Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Of the approximately 311,569,281 shares of common stock issued and outstanding as of the close of business on April 10, 2023, the record date for the Annual Meeting, that were eligible to vote, 167,512,983 shares of common stock (approximately 53.8%) were present at the Annual Meeting. At the Annual Meeting, the Company’s stockholders considered the proposals described below. The voting results with respect to each proposal are as follows:

Proposal No. 1. A proposal to re-elect each of the seven directors to serve on the board of directors of the Company until the 2024 meeting of stockholders and until their respective successors are duly elected and qualify was included in the Company’s proxy statement for consideration by the stockholders at the Annual Meeting. The Company received a significant number of proxies reflecting broker non-votes, as indicated in the table below. Broker non-votes are counted as present for purposes of determining a quorum, but cannot be counted as votes in favor of (or against) director nominees. Accordingly, although the broker non-votes resulted in there being enough shares present to constitute a quorum and the votes for our director nominees far outnumbered the votes against, the Company did not receive a sufficient number of votes affirmatively approving the proposal to meet the requirements of our bylaws. As a result, under Maryland law and pursuant to the Company’s Fifth Amended and Restated Bylaws, each of the Company’s current directors will continue to serve as a director until his or her successor is duly elected and qualifies. Therefore, the Company’s current directors are expected to continue to serve as directors until the Company’s 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualify.

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
William S. Benjamin	79,550,498	1,398,211	6,868,353	79,695,921
Dwight L. Merriman III	79,119,375	1,665,798	7,031,889	79,695,921
Rajat Dhanda	78,518,562	2,083,950	7,214,550	79,695,921
Marshall M. Burton	79,263,439	1,545,884	7,007,739	79,695,921
John S. Hagestad	79,077,165	1,713,776	7,026,121	79,695,921
Stanley A. Moore	78,748,512	1,975,871	7,092,679	79,695,921
Charles B. Duke	78,969,226	1,675,460	7,172,376	79,695,921

Proposal No. 2. The stockholders approved the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Votes For	Votes Against	Votes Abstained
160,984,223	1,117,959	5,410,801

The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

August 11, 2023	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer

3